  CERTIFICATE NUMBER                        VOID AFTER 5:00 P.M., NEW YORK TIME,                       REGISTERED WARRANTS
                                                      ON MAY 17, 2005
                                                  FIRST BANK SYSTEM, INC.
          W-                            WARRANTS TO PURCHASE SHARES OF COMMON STOCK

                                                                                                       CUSIP      319279 12
THIS WARRANT CERTIFICATE CERTIFIES that                                                                          1
                                                                                                           See Reverse
                                                                                                             Side For
                                                                                                            Additional
                                                                                                            Provisions

, or registered assigns, is the registered holder of the number of Warrants (the "Warrants") indicated above expiring May 17, 2005 to purchase shares of Common Stock, $1.25 par value, of First Bank System, Inc., a Delaware corporation (the "Company"). This Warrant Certificate is issued under and in accordance with the Warrant Agreement (the "Warrant Agreement") dated as of October 2, 1995, between the Company and First Chicago Trust Company of New York, as Warrant Agent.

    Each Warrant entitles the holder to purchase from the Company during the period from the date on or after May 18, 1995, that Warrants are first issued pursuant to the Warrant Agreement through May 17, 2005 (the "Exercise Period"), one (or such other number as may be determined by adjustment pursuant to the Warrant Agreement upon the occurrence of certain events) fully paid and nonassessable share of Common Stock, $1.25 par value, of the Company (the "Shares") at the initial exercise price of $40.50 per Share or at such other price as determined by adjustment pursuant to the Warrant Agreement upon the occurrence of certain events (the "Exercise Price") payable in lawful money of the United States of America upon surrender of this Warrant Certificate and payment of the Exercise Price at the office or agency of the Warrant Agent in Jersey City, New Jersey (the "Warrant Agent Office"), but only subject to the conditions set forth herein and in the Warrant Agreement.

    No Warrant may be exercised after the close of business on May 17, 2005 (the "Termination Date"). To the extent not exercised prior to the close of business on the Termination Date, all Warrants evidenced hereby shall be null and void and shall no longer be exercisable.

    Reference is hereby made to the further provisions of this Warrant Certificate set forth on the reverse hereof, and such further provisions shall for all purposes have the same effect as though fully set forth at this place.

    This Warrant Certificate shall not be valid unless countersigned by the Warrant Agent, as such term is used in the Warrant Agreement.

    WITNESS the facsimile seal of the Company and facsimile signatures of its duly authorized officers.

DATED:
COUNTERSIGNED AND REGISTERED:

FIRST CHICAGO TRUST COMPANY OF NEW YORK,              FIRST BANK SYSTEM, INC.
    AS WARRANT AGENT
ATTEST:

By                                                    BY                    BY
               AUTHORIZED                             TITLE:                TITLE:
SIGNATURE

    Each Warrant evidenced by this Warrant Certificate is part of a duly authorized issue of Warrants expiring May 17, 2005, to purchase one share (subject to adjustment) of Common Stock, $1.25 par value, of the Company, and is issued or to be issued pursuant to a Warrant Agreement dated as of October 2, 1995 (the "Warrant Agreement"), duly executed and delivered by the Company and First Chicago Trust Company of New York, as Warrant Agent (the "Warrant Agent"), which Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Warrant Agent, the Company and holders (the words "holders" or "holder" meaning the registered holders or registered holder) of the Warrants.

    Warrants may be exercised to purchase Shares from the Company during the period from the date on or after May 18, 1995, that Warrants are first issued pursuant to the Warrant Agreement through the close of business on the Termination Date (the "Exercise Period"), at the Exercise Price set forth on the face hereof, subject to adjustment, as hereinafter referred to. The holder of Warrants evidenced by this Warrant Certificate may exercise them by surrendering the Warrant Certificate, with the form of election to purchase set forth hereon properly completed and executed, together with payment of the Exercise Price at the Warrant Agent Office. Payment of the aggregate Exercise Price shall be made by certified or official bank check. In the event that upon any exercise of Warrants evidenced hereby the number of Warrants exercised shall be less than the total number of Warrants evidenced hereby, there shall be issued to the holder hereof or the holder's assignee a new Warrant Certificate evidencing the number of Warrants not exercised.

    The Company has covenanted that if any of the Shares required to be reserved for purposes of exercise of Warrants require, under any federal securities law or applicable governing rule or regulation of any national securities exchange, registration or approval of any governmental authority, or listing on any such national securities exchange before the Shares may be issued upon exercise, the Company will in good faith prior to the issuance of the Shares endeavor to cause the Shares to be duly registered, approved or listed on the relevant national securities exchange, as the case may be; provided, however, that in no event shall such Shares be issued, and the Company is authorized to suspend the exercise of all Warrants, for the period during which such registration, approval or listing is required but not in effect.

    The Warrant Agreement provides that, upon the occurrence of certain events, the Exercise Price set forth on the face hereof may, subject to certain conditions, be adjusted. If the Exercise price is adjusted, the Warrant Agreement provides that, at the election of the Company, either (a) the number of Shares purchasable upon the exercise of each Warrant shall be adjusted, or
(b) each outstanding Warrant shall be adjusted to become a different number of Warrants. In the latter event, the Company will cause to be distributed to registered holders of Warrant Certificates either Warrant Certificates representing the additional Warrants issuable pursuant to the adjustment or substitute Warrant Certificates to replace all outstanding Warrant Certificates.

    The Company shall not be required to issue fractions of Warrants or fractions of Shares or any certificates which evidence fractional Warrants or fractional Shares. In lieu of such fractional Warrants and fractional Shares there shall be paid to the registered holders of the Warrant Certificates with regard to which such fractional Warrants or fractional Shares would otherwise be issuable an amount in cash equal to the same fraction of the current market value (as determined pursuant to the Warrant Agreement) of a full Warrant or a full Share, as the case may be.

    Warrant Certificates, when surrendered at the Warrant Agent Office by the registered holder thereof in person or by legal representative by an attorney duly authorized in writing, may be exchanged, in the manner and subject to the limitations provided in the Warrant Agreement, but without payment of any service charge, for another Warrant Certificate or Warrant Certificates of like tenor evidencing in the aggregate a like number of Warrants.

    Upon due presentation for registration of transfer of this Warrant Certificate at the Warrant Agent Office, a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued to the transferee in exchange for this Warrant Certificate, subject to the limitations provided in the Warrant Agreement, without charge except for any tax or other governmental charge imposed in connection therewith.

    The Company and the Warrant Agent may deem and treat the registered holder hereof as the absolute owner of this Warrant Certificate for all purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary.

    The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM          --      as tenants in common

TEN ENT          --      as tenants by the entireties
JT TEN           --      as joint tenants with right of survivorship
                         and not as tenants in common
COM PROP         --      as community property

TEN COM
              (Cust)

TEN ENT       Custodian

JT TEN        (Minor)

              under Uniform Gifts to Minors Act

COM PROP      (State)

              UNIF GIFT MIN ACT--


    Additional abbreviations may also be used though not in the above list.

                          FORM OF ELECTION TO EXERCISE
      (TO BE EXECUTED UPON EXERCISE OF WARRANT DURING THE EXERCISE PERIOD)
    The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, to purchase ____________________ Shares and herewith tenders payment for such Shares in the amount of $ ____________________ in accordance with the terms hereof. The undersigned requests that a certificate representing such Shares be registered in the name of ________________ ________________ ________________ ________________ ________________ , whose
address   is   ____________________   ____________________  ____________________
____________________ ____________________ ____________________
____________________   ,   and   that   such   certificate   be   delivered   to
________________ ________________ ________________ ________________
________________  , whose  address is  ____________________ ____________________
____________________ ____________________ ____________________
____________________ ____________________ .

    If said number of Shares is less than all the Shares purchasable hereunder, the undersigned requests that a new Warrant Certificate representing the balance of the Shares be registered in the name of ________________ ________________ ________________ ________________ ________________ , whose address is
____________________ ____________________ ____________________
____________________ ____________________ ____________________
____________________ .
    Any cash payments to be paid in lieu of a fractional Share should be made to
________________ ________________ ________________ ________________
________________  , whose  address is  ____________________ ____________________
____________________ ____________________ ____________________
____________________ ____________________ , and  the check representing  payment
thereof    should    be   delivered    to    ________________   ________________
________________  ________________   ________________   ,   whose   address   is
____________________ ____________________ ____________________
____________________ ____________________ ____________________
____________________ .

                                                                        Taxpayer
Identification or
Dated:________________________________                                    Social
Security Number ________________________________

____________________________________        ____________________________________

      (Name of holder of Warrant                        Signature
      Certificate. Please print)

Address:________________________________________________________________________

                        Street     City    State                        Zip Code

Signature
Guaranteed:____________________________________________________________

NOTE: THE ABOVE SIGNATURE OF WARRANT HOLDER MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THIS WARRANT IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER.

                               FORM OF ASSIGNMENT
    For  value  received,  ________________  ________________   ________________
________________  ________________  ________________ hereby  sells,  assigns and transfers unto
________________________________________
                         (Please print name and address)
the within Warrant Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint ________________ ________________ ________________ ________________ ________________ attorney, to transfer said Warrant Certificate on the books of the within-named Company, with full power of substitution in the premises.

Dated:________________                ________________________________________

                                      Signature
Signature Guaranteed:________________ ________________ ________________
________________ ________________

NOTE: THE ABOVE SIGNATURE OF WARRANT HOLDER MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THIS WARRANT IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER.